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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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SYSTEMONE TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYSTEMONE TECHNOLOGIES INC.

8305 N.W. 27th Street

Suite 107

Miami, Florida 33122

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 27, 2003

To our Shareholders:

     Our 2003 annual meeting of shareholders will be held at our corporate headquarters at 8305 N.W. 27th Street, Suite 107, Miami, Florida 33122 on Friday, June 27 beginning at 10:00 a.m. Miami time. At the meeting, shareholders will vote on the following matters:

     1.     Election of five directors to hold office until our 2004 annual meeting of shareholders; and

     2.     Any other matters that properly come before the meeting.

     Shareholders of record as of the close of business on May 5, 2003 are entitled to vote their shares by proxy or at the meeting or any postponement or adjournment thereof.

By Order of the Board of Directors

/s/ Pierre G. Mansur

Pierre G. Mansur Chairman of the Board and President

Miami, Florida
June 2, 2003

     Whether or not you expect to be present at the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. Shareholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

About the Meeting
What is the purpose of the Annual Meeting?
Who is entitled to vote?
Who can attend the meeting?
What constitutes a quorum?
How do I vote?
Can I change my vote after I return my proxy card?
What are the Board’s recommendations?
What vote is required to approve each item?
Who pays for the preparation of the proxy?
STOCK OWNERSHIP
Who are the largest owners of our stock and how much stock do our directors and executive officers own?
ELECTION OF DIRECTORS
DIRECTORS
How are directors compensated?
How often did the Board meet during 2002?
What committees have the Board established?
Report of the Audit Committee
MANAGEMENT
EXECUTIVE COMPENSATION
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Independent Public Accountants
Fees paid to our Independent Auditors
Other Business
SHAREHOLDER PROPOSALS

i

2003 ANNUAL MEETING OF SHAREHOLDERS

OF

SYSTEMONE TECHNOLOGIES INC.

PROXY STATEMENT

     This proxy statement contains information related to our annual meeting of shareholders to be held on Friday, June 27, 2003, beginning at 10:00 a.m. Miami time, at our corporate headquarters at 8305 N.W. 27th Street, Suite 107, Miami, Florida 33122, and at any adjournments or postponements thereof.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

     At the annual meeting, shareholders will vote on the election of directors and vote on any other matters that properly come before the meeting. In addition, our management will report on our performance during 2002 and respond to questions from our shareholders.

Who is entitled to vote?

     Only shareholders of record at the close of business on the record date, May 5, 2003, are entitled to receive notice of the annual meeting and to vote the shares of common stock and Series B, Series C and Series D convertible preferred stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. Each outstanding share of Series B, Series C and Series D convertible preferred stock entitles its holder to cast 21.37, 28.57 and 28.57 votes, respectively, on each matter to be voted upon.

Who can attend the meeting?

     All shareholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring evidence of your share ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date and valid picture identification.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum, permitting the meeting to conduct its business. As of the record date, May 5, 2003, 4,940,065 shares of our common stock held by 39 shareholders of record, 67,776 shares of Series B convertible preferred stock held by three holders of record, 89,774 shares of Series C convertible preferred stock held by one holder of record and 24,808 shares of Series D convertible preferred stock held by three holders of record were issued and outstanding. The shares of convertible preferred stock represent a total of 4,721,983 votes. Proxies received, but marked as abstentions, and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting, but will not be counted as votes cast “for” or “against” any given matter.

     If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board recommends a vote for the election of the nominated slate of directors (see page 6).

     The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the meeting by the holders of common stock (one vote per share) and Series B (21.37 votes per share), Series C (28.57 votes per share) and Series D (28.57 votes per share) convertible preferred stock, voting together as a single class, is required for the election of directors.

     Other Items. For each other item, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting by the holders of common stock (one vote per share) and Series B (21.37 votes per share), Series C (28.57 votes per share) and Series D (28.57 votes per share) convertible preferred stock, voting together as a single class, is required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who pays for the preparation of the proxy?

     We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

     The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is June 2, 2003. You should review this information in conjunction with our Annual Report to Shareholders for the year ended December 31, 2002, which accompanies this proxy statement. Our principal executive offices are located at 8305 N.W. 27th Street, Suite 107, Miami, Florida 33122, and our telephone number is (305) 593-8015. A list of shareholders entitled to vote at the Annual Meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any shareholder.

     We will provide to those persons that make a request in writing (Attn: Steven M. Healy, Director of Finance and Administration) or by e-mail (shealy@systemonetechnologies.com) free of charge our Annual Report on Form 10-KSB, any amendments thereto and the financial statements and any financial statement schedules filed by us with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act. Our Annual Report on Form 10-KSB and any amendments thereto are also available on the Securities Exchange Commission website at www.sec.gov by searching the EDGAR database for our filings.

STOCK OWNERSHIP

Who are the largest owners of our stock and how much stock do our directors and executive officers own?

     Our voting securities outstanding on May 15, 2003 consisted of 4,940,065 shares of common stock, 67,776 shares of Series B Convertible Preferred Stock, 89,774 shares of Series C Convertible Preferred Stock and 24,808 shares of Series D Convertible Preferred Stock. The following table shows as of May 15, 2003, the amount of voting securities beneficially owned by (i) each of our directors, (ii) each of our executive officers named in the Summary Compensation Table below, (iii) all of our directors and executive officers as a group and (iv) each person known by us to beneficially own more than 5% of any class of our outstanding voting securities. Unless otherwise provided, the address of each holder listed under the heading “Common Stock” is c/o SystemOne Technologies Inc., 8305 N.W. 27th Street, Suite 107, Miami, Florida 33122.

	Aggregate Number		Acquirable		Total Number	Percentage
	of Shares		Within		of Shares of Class	of Shares of
	Beneficially Owned		60 Days†		Beneficially Owned†	Class
Name	(a)		(b)		(columns (a)+(b))	Outstanding

Common Stock
Pierre G. Mansur	1,961,750		127,560	(1)	2,089,310	41.2%
Paul I. Mansur	—		115,371	(1)	115,371	*
Steven M. Healy	5,000		12,272	(1)	12,272	*
Paul A. Biddelman(2)	—		8,167	(1)	8,167	*
Kenneth C. Leung(3)	20,750	(4)	8,167	(1)	28,917	*
All directors and executive officers as a group (5 persons)	1,987,500		271,537	(1)	2,259,037	43.3%
Environmental Opportunities Fund II (Institutional), L.P.(5)	—		1,655,585	(6)	1,655,585	25.1%
Environmental Opportunities Fund II, L.P.(5)	—		450,021	(7)	450,021	8.3%
Environmental Opportunities Fund, L.P.(5)	—		579,349	(8)	579,349	10.5%
Hanseatic Americas LDC(9)	—		3,801,314	(10)	3,801,314	43.5%
Gerlach & Co.(11)	—		546,801	(12)	546,801	10.0%
Safety-Kleen Systems, Inc.(13)	—		1,134,615	(14)	1,134,615	18.7%
Whiting & Co.(15)	—		697,171	(16)	697,171	12.4%
Series B Convertible Preferred Stock
Environmental Opportunities Fund II (Institutional), L.P.(5)	31,991		—		31,991	47.2%
Environmental Opportunities Fund II, L.P.(5)	8,675		—		8,675	12.8%
Environmental Opportunities Fund, L.P.(5)	27,110		—		27,110	40.0%
Series C Convertible Preferred Stock
Hanseatic Americas LDC (9)	89,774		—		89,774	100.0%
Series D Convertible Preferred Stock
Environmental Opportunities Fund II (Institutional), L.P.(5)	9,751		—		9,751	39.3%
Environmental Opportunities Fund II, L.P.(5)	2,655		—		2,655	10.7%
Hanseatic Americas LDC(9)	12,402		—		12,402	50.0%

†	The Board has approved a plan pursuant to which a small number of executives, including, but not limited to, Messrs. Pierre G. Mansur, Paul I. Mansur and Steven M. Healy, will be offered the opportunity to have their existing stock options cancelled in exchange for a reduced number of new options to be issued six months and one day after such cancellation at a per share exercise price equal to the per share fair market value of our common stock at the time of such issuance, but in no event less than $1.00. If a participating officer leaves our employment prior to the issuance date of the new options, the options will be forfeited.

*	Represents less than 1% of the outstanding stock of the class.

(1)	Reflects the number of shares that could be purchased by the holder by exercise of options granted under our incentive compensation plan as of April 11, 2003, or within 60 days thereafter.

(2)	Mr. Biddelman is the President of Hanseatic Corporation (“Corporation”) and he disclaims beneficial ownership as to any securities held by Hanseatic Americas LDC (“Americas”), Hansabel Partners LLC (“Partners”) or Corporation.

(3)	Mr. Leung is the Chief Investment Officer of Environmental Opportunities Fund, L.P. (“Fund I”), Environmental Opportunities Fund II, L.P. (“Fund II”), Environmental Opportunities Fund II (Institutional), L.P. (“Institutional” and collectively, the “Environmental Funds”) and he disclaims beneficial ownership as to any securities held by the Environmental Funds.

(4)	Reflects 20,750 shares of Common Stock registered in the name of Mr. Leung’s 401(k) retirement savings plan.

(5)	The address for each of the Environmental Funds is c/o Sanders Morris Harris, 3100 Chase Tower, Houston, Texas 77002.

(6)	Reflects 31,991 shares of Series B Convertible Preferred Stock that are immediately convertible into 683,632 shares of Common Stock at a conversion price of $4.68 per share; 9,751 shares of Series D Convertible Preferred Stock that are immediately convertible into 278,589 shares of Common Stock at a conversion price of $3.50 per share; a Warrant to purchase 224,571 shares of Common Stock that is immediately exercisable at an exercise price of $3.50 per share; a Warrant to purchase 370,543 shares of Common Stock that is immediately exercisable at an exercise price of $3.50 per share; and a Warrant to purchase 98,250 shares of Common Stock that is immediately exercisable at an exercise price of $.01 per share.

(7)	Reflects 8,675 shares of Series B Convertible Preferred Stock that are immediately convertible into 185,392 shares of Common Stock at a conversion price of $4.68 per share; 2,655 shares of Series D Convertible Preferred Stock that are immediately convertible into 75,850 shares of Common Stock at a conversion price of $3.50 per share; a Warrant to purchase 61,143 shares of Common Stock that is immediately exercisable at an exercise price of $3.50 per share; a Warrant to purchase 100,886 shares of Common Stock that is immediately exercisable at an exercise price of $3.50 per share; and a Warrant to purchase 26,750 shares of Common Stock that is immediately exercisable at an exercise price of $.01 per share.

(8)	Reflects 27,110 shares of Series B Convertible Preferred Stock that are immediately convertible into 579,349 shares of Common Stock at a conversion price of $4.68 per share.

(9)	Per a Schedule 13D filed thereby, Americas, Partners, Corporation and Mr. Wolfgang Traber claim shared voting and dispositive power of the securities held by Americas. The address for each of Americas, Partners, Corporation and Mr. Traber is c/o Howard Kailes, Esq., McCarter & English, LLP, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07101.

(10)	Reflects 89,774 shares of Series C Convertible Preferred Stock that are immediately convertible into 2,564,857 shares of Common Stock at a conversion price of $3.50 per share; 12,402 shares of Series D Convertible Preferred Stock that are immediately convertible into 354,314 shares of Common Stock at a conversion price of $3.50 per share; a Warrant to purchase 285,714 shares of Common Stock that is immediately exercisable at an exercise price of $3.50 per share; a Warrant to purchase 471,429 shares of Common Stock that is immediately exercisable at an exercise price of $3.50 per share; and a Warrant to purchase 125,000 shares of Common Stock that is immediately exercisable at an exercise price of $.01 per share.

(11)	The address of Gerlach & Co., is c/o Citibank N.A., 333 West 34th Street, 3rd Floor, New York, New York 10001.

(12)	Reflects shares issuable upon conversion of 81/4% Subordinated Convertible Notes due 2005 and a Warrant to purchase 200,000 shares of Common Stock that is immediately exercisable at an exercise price of $.01 per share.

(13)	Per a Schedule 13D filed thereby, Safety-Kleen Systems, Inc. (“Systems”), Safety-Kleen Services, Inc. (“Services”) and Safety-Kleen Corp. (“Corp.”) claim shared voting and dispositive power of the securities held by Systems. The address of Systems, Services and Corp. is 5400 Legacy Drive Cluster II, Building 3, Plano, Texas 75024.

(14)	Reflects a Warrant to purchase 1,134,615 shares of Common Stock that is immediately exercisable at $3.50 per share.

(15)	The address of Whiting & Co. is c/o JP Morgan Chase Bank, 522 Fifth Avenue, 9th Floor, New York, New York 10036.

(16)	Reflects shares issuable upon conversion of 81/4% Subordinated Convertible Notes due 2005 and a Warrant to purchase 255,000 shares of Common Stock that is immediately exercisable at an exercise price of $.01 per share.

ELECTION OF DIRECTORS

     Our Articles of Incorporation provide that the number of directors constituting the Board of Directors shall be at least one with the exact number of directors to be fixed from time to time in the manner provided in our Bylaws. Our Bylaws provide that the number of directors shall be fixed from time to time by a majority vote of our shareholders. Each director elected at the annual meeting will serve a one year term.

     The Board has nominated each of Pierre G. Mansur, Paul I. Mansur, Paul A. Biddelman, Kenneth C. Leung and John W. Poling to be elected as a director at the annual meeting. Messrs. Pierre G. Mansur, Paul I. Mansur, Paul A. Biddelman and Kenneth C. Leung are currently serving as our directors and their terms expire at the Annual Meeting. We expect that our director nominees will be available for election, but if any of them should become unavailable to stand for election at any time before the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

DIRECTORS

     Our directors, director nominees and executive officers and their ages as of April 15, 2003 are as follows:

Name	Age	Position

Pierre G. Mansur	51	Chairman of the Board and President
Paul I. Mansur	52	Director and Chief Executive Officer
Paul A. Biddelman	57	Director
Kenneth C. Leung	58	Director
John W. Poling	57	Director Nominee

     Pierre G. Mansur founded SystemOne Technologies Inc. Mr. Mansur has served as our Chairman and President since our inception in November 1990. From June 1973 to August 1990, Mr. Mansur served as President of Mansur Industries Inc., a privately held New York corporation, that operated a professional race engine machine shop. Mr. Mansur has over 20 years of advanced automotive and machinery operations experience, including developing innovative automotive machine shop applications; designing, manufacturing, customizing, modifying and retooling high performance engines and component parts; developing state of the art automotive and powerboat race engines which have consistently achieved world championship status; and, providing consulting services and publishing articles with respect to automotive technical research data. Mr. Mansur has conducted extensive research and development projects for several companies, including testing and evaluating engine parts and equipment for Direct Connection, a high performance racing division of the Chrysler Corporation; researching and developing specialized engine piston rings and coatings for Seal Power Corporation; researching high-tech plastic polymers for internal combustion engines for ICI Americas; and, designing and developing specialized high performance engine oil pan applications. Pierre Mansur is the brother of Paul I. Mansur. Pierre Mansur is a graduate of the City University of New York.

     Paul I. Mansur has been a Director and our Chief Executive Officer since September 1993. From September 1986 to July 1993, Mr. Mansur served as Chief Executive Officer of Atlantic Entertainment Inc., a privately held regional retail chain of video superstores. From March 1981 to September 1986, Mr. Mansur served as the Chief Executive Officer and President of Ameritrade Corporation, a privately held international distributor of factory direct duty free products. From June 1972 to March 1981, Mr. Mansur held various finance and operation positions, including Assistant Vice President Finance and Operations for Mott’s USA, Inc. Paul Mansur is the brother of Pierre G. Mansur. Paul Mansur is a graduate of the City University of New York.

     Paul A. Biddelman has been a Director of ours since May 2000. Mr. Biddelman is President of Hanseatic Corporation, a private investment company and a significant shareholder of ours. Mr. Biddelman joined Hanseatic early in 1992 from a merchant banking firm, which he co-founded in 1991. Prior to joining Hanseatic, he was a Managing Director in Corporate Finance at Drexel Burnham Lambert Incorporated where he was active primarily in financing middle-market industrial companies. He holds an MBA from Harvard Business School, a JD from Columbia Law School, and a BS from Lehigh University. Mr. Biddelman serves on the Board of Directors of Celadon Group, Inc., Instituform Technologies, Inc., Six Flags, Inc., and Star Gas LLC (the general partner of Star Gas L.P.).

     Kenneth C. Leung has been a Director of ours since May 2000. Mr. Leung is a Managing Director of Sanders Morris Harris in New York City and is the Chief Investment Officer of Environmental Opportunities Fund, L.P. and Environmental Opportunities Fund II, L.P., each a significant shareholder of ours. Prior to joining Sanders Morris Harris in 1995, Mr. Leung was a Managing Director at Salomon Smith Barney Inc., an investment banking firm. Mr. Leung holds an MBA in Finance from Columbia University and a BA in History from Fordham College. He serves on the Board of Directors of Avista Resources, Inc., Synagro Technologies, Inc., U.S. Plastic Lumber Corporation, U.S. Energy Corporation and Waterlink, Inc.

     John W. Poling is a Partner at Tatum CFO Partners, LLP. Mr. Poling joined Tatum in early 2003. Tatum has over 350 partners providing experienced chief financial officer services on a permanent, interim or project basis to emerging growth, middle market and large multinational companies. Mr. Poling’s professional experience includes over 30 years as a senior financial executive with manufacturing, industrial services, environmental construction, consulting and engineering companies. Prior to joining Tatum, Mr. Poling worked in both public and private companies serving as Chief Financial Officer of U.S. Plastic Lumber Corp. from 1999 to 2002. From 1996 to 1999 Mr. Poling served as Vice President of Finance of Eastern Environmental Services, Inc. Additionally, Mr. Poling served on the Board of Directors of Cypher Entertainment Inc. from 1995 to 1998.

     The Board unanimously recommends a vote for the election as directors of the nominees named in this Proxy Statement.

How are directors compensated?

     Compensation. Non-affiliated directors receive annual compensation in the amount of $10,000 for attendance at meetings of the Board of Directors or committees thereof. However, neither affiliated directors nor directors who are also employed by us receive any fee or compensation for their services as directors. All members of the Board of Directors receive reimbursement for actual travel-related expenses incurred in connection with their attendance at meetings of the Board of Directors.

     Options. Directors are eligible to receive options under our 1996 Executive Incentive Compensation Plan. This plan provides for an automatic grant of an option to purchase 3,500 shares of our common stock, par value $.001 per share, upon a person’s election as a non-employee director, as well as an automatic annual grant of an option to purchase 3,500 shares of common stock on the day we issue our earnings release for the prior fiscal year.

How often did the Board meet during 2002?

     During 2002, the Board of Directors held four meetings. During 2002, each director attended more than 75% of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the

Board and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

What committees has the Board established?

     The Board of Directors has a standing Audit Committee and Compensation Committee. We do not have a nominating committee. Our Board of Directors performs the functions of a nominating committee.

     Audit Committee

     During 2002, the Audit Committee consisted of Messrs. Biddelman and Leung. We anticipate that if he is elected as a director, Mr. Poling will become a member of the Audit Committee. In the Board’s business judgment, we believe Mr. Poling would meet the definition of an “independent director” under new Securities and Exchange Commission, or SEC, rules and as that term is currently defined in the New York Stock Exchange’s listing standards described below as well as under pending rule proposals of other stock exchanges and stock quotation systems. In addition, Mr. Biddelman would not be reappointed to the Audit Committee. The Audit Committee held four meetings during 2002. The duties and responsibilities of the Audit Committee include (i) recommending to the Board the appointment of our auditors and any termination of engagement, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies and internal controls and (iv) having general responsibility for all related auditing matters. The Board of Directors adopted a written charter for the Audit Committee effective June 13, 2000. A copy of the charter was included as Appendix A to our Proxy Statement in connection with our 2001 Annual Meeting.

     Compensation Committee

     During 2002, the Compensation Committee consisted of Messrs. Biddelman and Leung. The Compensation Committee held one meeting during 2002. The Compensation Committee reviews and approves the compensation of our executive officers and administers our stock option plan.

REPORT OF THE AUDIT COMMITTEE

     The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     In accordance with its written charter adopted by our board of directors, the audit committee’s role is to act on behalf of the board of directors in the oversight of our accounting, auditing and financial reporting practices. The audit committee presently consists of two members, each of whom has been determined in the Board’s business judgment to be “independent” as that term is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards. Although our common stock is not listed on the New York Stock Exchange, we have chosen the independence standard set forth in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards in accordance with Section 7(d)(3)(iv) of Rule 14A-101 of the Securities Exchange Act of 1934, as amended. A copy of the audit committee’s written charter appeared as Appendix A to our Proxy Statement for our 2001 Annual Meeting. Our board of directors continues to assess the adequacy of the audit committee’s charter and expects to adopt further revisions to it in connection with the implementation of new corporate governance standards by the SEC and the National Association of Securities Dealers regarding the responsibilities of the audit committee under the Sarbanes-Oxley Act of 2002.

     Management is responsible for our financial reporting process, including our system of internal controls, and for the preparation of our financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those financial statements. It is the audit committee’s responsibility to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The audit committee does not consist of our employees and it may not be, and may not represent itself to be or serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the audit committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent auditors do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact “independent.”

     In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for fiscal 2002 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee reviewed the financial statements for fiscal 2002 with the independent auditors and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the auditors’ judgments as to the quality, not just the acceptability, of our accounting principles. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence from our management and us. Finally, the audit committee has considered whether the provision by the independent auditors of non-audit services to us is compatible with maintaining the auditors’ independence. The audit committee discussed with the independent accountants any relationships that may have an impact on their objectivity and independence and satisfied itself as to the accountants’ independence.

     The audit committee also discussed with management the process used to support certifications by our chief executive officer and director of finance and administration that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.

     Based on the review and discussions with management and the independent accountants, and subject to the limitations on its role and responsibilities described above, the audit committee recommended to our board of directors, and the board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2002. The undersigned members of the audit committee have submitted this report to us.

The Audit Committee

Paul A. Biddelman and Kenneth C. Leung

MANAGEMENT

Executive Officers

     Our executive officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors. The following sets forth certain information with respect to our executive officers (other than such information regarding Pierre G. Mansur and Paul I. Mansur which was disclosed under “Election of Directors” above):

Name	Age	Position

Steven M. Healy	40	Director of Finance and Administration

     Steven M. Healy has been our Director of Finance and Administration since January 2002. Mr. Healy served as our Director of Finance and Controller from July 2000 to December 2001. From March 1997 up to the date Mr. Healy joined us, Mr. Healy served as Director of Finance for Radiant Oil Company, Inc., a privately held fuel distributor, convenience store operator and real estate company. From January 1993 to March 1997, he served as Controller of United Leisure Industries, Inc., a privately held vertically integrated manufacturer, distributor and retailer for sport and recreational equipment. From January 1987 to December 1992, Mr. Healy served as an auditor for Deloitte & Touche LLP. Mr. Healy is a CPA and a graduate of the University of Florida.

EXECUTIVE COMPENSATION

     The following table sets forth, for the years ended December 31, 2002, 2001 and 2000, the aggregate compensation awarded to, earned by or paid to Pierre G. Mansur, our Chairman and President, Paul I. Mansur, our Director and Chief Executive Officer, and Steven M. Healy, our Director of Finance and Administration (collectively, the “named executive officers”). None of our other officers earned compensation in excess of $100,000 during 2002. We did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during these three fiscal years.

					Long Term
		Annual Compensation			Compensation

Name and				Other Annual	Securities
Principal Position	Year	Salary	Bonus	Compensation	Underlying Options

Pierre G. Mansur	2002	$175,000	—	—	21,000
Chairman and President	2001	$160,000	—	—	33,333
	2000	$150,000	—	—	25,532
Paul I. Mansur	2002	$175,000	—	—	17,500
Chief Executive Officer	2001	$160,000	—	—	33,333
	2000	$150,000	—	—	25,532
Steven M. Healy	2002	$120,000	—	—	12,000
Director of Finance and	2001	$100,000	—	—	5,908
Administration	2000	$42,500	—	—	6,500

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     On January 1, 2003, we entered into a 24-month employment agreement with Pierre G. Mansur, our Chairman and President, which employment agreement superseded and replaced Mr. Mansur’s previous employment agreement with us. The employment agreement provides that Mr. Mansur’s base salary shall be $200,000 per annum through December 31, 2004 and any renewal period thereafter. In the event that Mr. Mansur is terminated for any reason other than for cause or total and permanent disability prior to the end of the agreement’s term, Mr. Mansur is entitled to receive (i) his salary payments for the remaining term of the agreement and (ii) continued benefit coverage for the remaining term of the agreement. During the term of the employment agreement and for three years following the termination of his employment, Mr. Mansur is prohibited from disclosing any confidential information, including without limitation, information regarding our patents, research and development, manufacturing processes or knowledge or information with respect to our confidential trade secrets. In addition, Mr. Mansur is prohibited from, directly or indirectly, engaging in any business in substantial competition with our or any of our affiliates’ business of automotive and industrial parts washers and from becoming an officer, director or employee of any corporation, partnership or any other business in substantial competition with us or any of our affiliates for three years following such termination.

     On January 1, 2003, we also entered into a 24-month employment agreement with Paul I. Mansur, our Director and Chief Executive Officer, which employment agreement superseded and replaced Mr. Mansur’s previous employment agreement with us. The employment agreement provides that Mr. Mansur’s base salary shall be $200,000 per annum through December 31, 2004 and any renewal period thereafter. In the event that Mr. Mansur is terminated for any reason other than for cause or total and permanent disability prior to the end of the agreement’s term, Mr. Mansur is entitled to receive (i) his salary payments for the remaining term of the agreement and (ii) continued benefit coverage for the remaining term of the agreement. During the term of the employment agreement and for three years following the termination of his employment, Mr. Mansur is prohibited from disclosing any confidential information, including without limitation, information regarding our patents, research and development, manufacturing processes or knowledge or information with respect to our confidential trade secrets. In addition, Mr. Mansur is prohibited from, directly or indirectly, engaging in any business in substantial competition with our or any of our affiliates’ business of automotive and industrial parts washers and from becoming an officer, director or employee of any corporation, partnership or any other business in substantial competition with us or any of our affiliates for three years following such termination.

Option/SAR Grants in Last Fiscal Year

     The table below sets forth the following information with respect to options granted to the named executive officers during 2002:

•	the number of shares of common stock underlying options granted during the year;

•	the percentage that such options represent of all options granted to employees during the year;

•	the exercise price; and

•	the expiration date.

	Individual Grants

		Percent of Total
	Number of	Options/
	Securities	SARs
	Underlying	Granted to
	Options/SARs	Employees in	Exercise	Expiration
Name	Granted†	Fiscal Year	Price ($/Sh)	Date

Pierre G. Mansur
Chairman of the Board
and President	21,000	19.4%	$2.50	4/2/09
Paul I. Mansur
Chief Executive Officer	17,500	16.1%	$2.50	4/2/09
Steven M. Healy
Director of Finance
and Administration	12,000	11.1%	$2.50	4/2/09

Aggregated Fiscal Year-End Option Value Table

     The following table sets forth certain information concerning unexercised stock options held by our named executive officers as of December 31, 2002. No stock options were exercised by the named executive officers during 2002. No stock appreciation rights have been granted or are outstanding.

†	The Board has approved a plan pursuant to which a small number of executives, including, but not limited to, Messrs. Pierre G. Mansur, Paul I. Mansur and Steven M. Healy, will be offered the opportunity to have their existing stock options cancelled in exchange for a reduced number of new options to be issued six months and one day after such cancellation at a per share exercise price equal to the per share fair market value of our common stock at the time of such issuance, but in no event less than $1.00. If a participating officer leaves our employment prior to the issuance date of the new options, the options will be forfeited.

			Number of Securities Underlying
			Unexercised Options at FY-End		Value of Unexercised In-The-
	Shares		December 31, 2002		Money Options at FY-End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Pierre G. Mansur	0	$0	109,449	43,222	(2)	(2)
Paul I. Mansur	0	$0	98,427	39,722	(2)	(2)
Steven M. Healy	0	$0	6,303	18,105	(2)	(2)

(1)	The closing price of the common stock as reported on the Over-the-Counter Bulletin Board on December 31, 2002, the last trading day for such year, was $0.65.

(2)	The option exercise prices exceed $0.65 and accordingly, such options are not “in-the-money.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1999, we issued an aggregate of 50,500 shares of Series B Convertible Preferred Stock, $1.00 par value per share, to Environmental Opportunities Fund, L.P., Environmental Opportunities Fund (Cayman), L.P., Environmental Opportunities Fund II, L.P., and Environmental Opportunities Fund II (Institutional), L.P. for an aggregate purchase price of $5,050,000. Subsequent to such date we issued an additional 17,276 shares of Series B Convertible Preferred Stock as paid-in-kind dividends. Also subsequent to such date, all shares held by Environmental Opportunities Fund (Cayman), L.P. were transferred to Environmental Opportunities Fund, L.P. Mr. Kenneth C. Leung, one of our directors, is the Chief Investment Officer of each of the aforementioned funds.

     In August 1999, we issued 69,000 shares of Series C Convertible Preferred Stock, $1.00 par value per share, to Hanseatic Americas LDC for an aggregate purchase price of $6,900,000. Subsequent to such date we issued an additional 20,774 shares of Series C Convertible Preferred Stock as paid-in-kind dividends. Mr. Paul A. Biddelman, one of our directors, is the President of Hanseatic Corporation, which controls Hanseatic Americas LDC.

     In May 2000, we issued an aggregate of 20,000 shares of Series D convertible preferred stock, par value $1.00 per share, and warrants (the “May Warrants”) to purchase an aggregate of 363,636 shares of common stock, to Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund (Institutional), L.P. for an aggregate purchase price of $2,000,000. Subsequent to such date we issued an additional 4,808 shares of Series D Convertible Preferred Stock as paid-in-kind dividends. In connection with the execution of the Subordinated Loan Agreement and the issuance of the Lender Warrants (each as described below), the May Warrants were adjusted to be exercisable for an aggregate of 571,428 shares of Common Stock.

     We are also party to a Shareholders Agreement dated May 2, 2000 with the holders of our preferred stock and Pierre Mansur, pursuant to which, Messrs. Paul A. Biddelman and Kenneth C. Leung were appointed to our Board of Directors on May 29, 2000. The holders of our preferred stock are also entitled to nominate one or more additional individuals to establish a controlling majority on our Board. In addition, among other things, the Shareholders Agreement provides that certain decisions to be made by our Board, including authorization of any merger or similar transaction or material acquisition, the issuance of certain securities or the employment of senior management, require concurrence of the directors designated by the holders of our preferred stock.

     On August 7, 2000 (the “Issuance Date”), we entered into a Loan Agreement with Environmental Opportunities Fund II, L.P., Environmental Opportunities Fund II (Institutional), L.P. and Hanseatic Americas LDC (collectively, the “Lenders”), as amended on November 10, 2000, November 30, 2000, February 27, 2002, September 30, 2002 and December 9, 2002 (collectively the “Subordinated Loan Agreement”), under which we borrowed an aggregate principal amount of $3,300,000. These borrowings are evidenced by promissory notes (the “Subordinated Promissory Notes”), maturing December 31, 2005 (extended from February 23, 2003 in connection with our 2002 debt restructuring described in Part I of our Annual Report on Form 10-KSB), subject to prepayment at any time at our option and mandatory prepayment to the extent of any proceeds received by us from the sale of any new securities or the borrowing of any additional money (other than purchase money debt and borrowings under the Senior Revolver). The Subordinated Promissory Notes bear interest at the rate of 10% per annum (reduced from 16% in connection with our 2002 debt restructuring described in Part I of our Annual Report on Form 10-KSB) until final repayment in full of such Subordinated Promissory Notes. Our obligations under the Subordinated Loan Agreement are secured by a lien on substantially all of our assets other than our intellectual property although such obligations have been subordinated to the Senior Revolver. Pursuant to the Subordinated Loan Agreement we issued warrants to purchase an aggregate of up to 942,858 shares of our common stock at $3.50 per share (the “August Warrants”). Interest accrued under the Subordinated Loan Agreement during 2002 amounted to $466,696.

     On November 30, 2000, we entered into a revolving credit loan agreement (the “Senior Revolver”) with Hansa Finance Limited Liability Company (“Hansa”), as amended on February 15, 2003, that provides us with a revolving line of credit for up to $5,000,000 with a scheduled maturity date of May 30, 2005 (extended from May 30, 2003 pursuant to the amendment entered into on February 15, 2003). In connection with the Senior Revolver, we granted Hansa a security interest in substantially all of our assets including our intellectual properties. Pursuant to the Senior Revolver, we may borrow twice a month up to the Advance Limit. The Advance Limit is the lesser of $5,000,000 or the sum of the Advance Supplement plus an amount based on our receivables and inventory. The Advance Supplement is $2,500,000 until maturity. Amounts advanced under the Senior Revolver accrue interest at the rate of 14% per annum payable monthly in arrears commencing December 31, 2000. As of March 31, 2003, amounts advanced under the Senior Revolver totaled $4,517,248 and interest paid to Hansa during 2002 amounted to $662,208. Hansa is controlled indirectly by Hanseatic Corporation and Paul Biddelman, one of our directors, who is the President of Hanseatic Corporation.

     On February 27, 2002, we entered into a Third Amendment (the “Amendment”) to the Subordinated Loan Agreement changing the terms upon which the Additional Warrants (as defined therein) would be issued.

     In connection with the Amendment, on February 27, 2002, we and Lenders, Hanseatic Americas LDC, Environmental Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P. (collectively, with the Lenders, the “Investors”), entered into a Letter Agreement suspending our registration obligations for shares of common stock issuable upon conversion of shares of Series B, C and D Preferred Stock which we issued to the Investors until we receive notification from the Investors holding shares with a current market value of at least $1,000,000 requesting that we register such shares.

     In connection with our debt restructuring on December 9, 2002, we issued 750,000 warrants to the holders of our 81/4% Subordinated Convertible Notes that would have triggered certain anti-dilution rights pursuant to the Company’s outstanding (i) shares of Series D Preferred Stock, $1.00 per share, (ii) the May Warrants and (iii) the August Warrants (collectively, the “Outstanding Warrants”). The holders of the Series D Preferred Stock and Outstanding Warrants waived their anti-dilution rights in exchange for warrants for the purchase of an aggregate of 250,000 shares of Common Stock at an exercise price of $.01 per share expiring on December 31, 2005. Also in connection with the debt restructuring, the holders of the Company’s outstanding shares of Preferred Stock agreed to extend the date upon which the Company must redeem such shares from May 17, 2004 to the earlier of the 90th day after all of the Subordinated Convertible Notes are paid in full or March 31, 2006. Additionally, pursuant to the debt restructuring described in Part I of our Annual Report on Form 10-KSB Gerlach & Co. and Whiting & Co. (named in the table of beneficial owners set forth above) exchanged then outstanding 81/4% Subordinated Convertible Notes due February 23, 2003 (“Old Notes”) in the aggregate principal amounts together with accrued interest of $5,895,618 and $7,516,913, respectively, for (i) 81/4% Subordinated Convertible Notes due December 31, 2005 in the aggregate principal amount of $2,962,467 and $3,777,146, respectively, bearing interest which when due was added at our option to the principal amount of such notes through December 31, 2002 and thereafter shall be paid in cash, plus (ii) 81/4% Subordinated Convertible Notes due December 31, 2005 in the aggregate principal amount of $2,962,467 and $3,777,146, respectively, bearing interest which when due may be added to the principal amount for the life of such notes and (iii) warrants for the purchase of an aggregate of 200,000 and 255,000 shares of our common stock at an exercise price of $.01 per share expiring on December 31, 2005, respectively.

     We are party to an Exclusive Marketing and Distribution Agreement with Safety-Kleen Systems, Inc., a wholly-owned subsidiary of Safety-Kleen Corp. (collectively, “Safety-Kleen”), under which Safety-Kleen acts as exclusive distributor for our parts washers in the United States, Canada, Puerto Rico and Mexico. During 2002 and 2001, we sold to Safety-Kleen 10,218 and 10,053 units and were paid by Safety-Kleen $17,719,726 and $17,045,312, respectively. The initial five year term of this agreement expires in December 2005 and provides for minimum purchase amounts of 12,500, 15,000 and 18,000 units in 2003, 2004 and 2005, respectively. In connection with the execution of the Exclusive Marketing and Distribution Agreement, we issued Safety-Kleen warrants to purchase up to 1,134,615 shares of our Common Stock at a price of $3.50 per share.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC, initial reports of ownership and reports of changes in ownership of equity securities of the Company. Such persons are required by SEC regulations to furnish us with copies of all such reports they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written or oral representations that no other reports were required for such persons, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners have been complied with except that on December 23, 2002 Kenneth C. Leung acquired 3,000 shares of our common stock and such acquisition was inadvertently not disclosed within two business days following the date of the transaction on a Form 4, Statement of Changes of Beneficial Ownership of Securities. Mr. Leung filed a Form 4, Statement of Changes of Beneficial Ownership of Securities, disclosing the acquisition of the foregoing shares on January 6, 2003.

INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of BDO Seidman, LLP has served as our independent public accountants since 2001. One or more representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate shareholder questions.

FEES PAID TO OUR INDEPENDENT AUDITORS

     The rules of the SEC require us to disclose fees billed by our independent auditors for services rendered to us for the fiscal year ended December 31, 2002.

Audit Fees

     The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-QSB for the fiscal year were approximately $107,000.

Financial Information Systems Design and Implementation Fees

     BDO Seidman, LLP did not bill us for or render any information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

     The aggregate fees billed by BDO Seidman, LLP for services rendered to us, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended December 31, 2002 were approximately $120,000.

OTHER BUSINESS

     We know of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

SHAREHOLDER PROPOSALS

     Shareholders interested in presenting a proposal for consideration at our 2004 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by our Corporate Secretary no later than February 28, 2004.

     After the February 28, 2004 deadline, a shareholder may present a proposal at our 2004 annual meeting of shareholders if it is submitted to our Secretary at the address below, but we are not obligated to present the matter in our proxy materials. If the proposal is submitted after April 18, 2004, the Company’s proxies will have discretionary authority to vote on such proposal.

     Our 2004 annual meeting of shareholders is expected to be held no later than June 27, 2004. If the date of next year’s annual meeting is changed by more than 30 days from June 27, 2004, then any proposal must be received not later than ten days after disclosure of the meeting date is made if such proposal is to be included in our proxy materials.

     Any shareholder proposals should be addressed to Paul I. Mansur, Chief Executive Officer of SystemOne Technologies Inc., at 8305 N.W. 27th Street, Suite 107, Miami, Florida 33122.

Pierre G. Mansur

/s/ Pierre G. Mansur Chairman of the Board and President

Miami, Florida
June 2, 2003

SYSTEMONE TECHNOLOGIES INC.

8305 N.W. 27TH STREET, SUITE 107
MIAMI, FLORIDA 33122

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned holder of capital stock of SystemOne Technologies Inc., a Florida corporation (the “Company”), hereby appoints Paul I. Mansur and Pierre G. Mansur, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of (i) common stock, par value $.001 per share (the “Common Stock”), Series B Convertible Preferred Stock, par value $1.00 per share, (ii) Series C Convertible Preferred Stock, par value $1.00 per share and/or (iii) Series D Convertible Preferred Stock, par value $1.00 per share, of the Company that the undersigned is entitled to vote at the 2003 Annual Meeting of Shareholders of the Company, to be held on Friday, June 27, 2003 at 10:00 a.m., Miami, Florida time, at the Company’s corporate headquarters at 8305 N.W. 27th Street, Suite 107, Miami, Florida, 33122 and at any adjournment(s) or postponement(s) thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED BELOW:

PIERRE G. MANSUR, PAUL I. MANSUR, PAUL A. BIDDELMAN, KENNETH C. LEUNG AND JOHN W. POLING.

☐	VOTE FOR all nominees listed above, except vote withheld from the following nominee(s) (if any)

☐	VOTE WITHHELD from all nominees.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2003 Annual Meeting of Shareholders, and any adjournments or postponements thereof.

Continued and to be signed on other side.

Continued from other side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL THE DIRECTOR NOMINEES RECOMMENDED BY THE BOARD OF DIRECTORS.

The undersigned hereby acknowledges receipt of (i) the Notice of 2003 Annual Meeting of Shareholders, (ii) the Proxy Statement and (iii) the Company’s Annual Report to Shareholders for the year ended December 31, 2002.

Dated: , 2003

(Signature)

(Signature if held jointly)

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both individuals should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, please sign in full corporate name such that the president or other authorized officer signs on behalf of the corporation. If signing as a partnership, please sign in partnership name such that an authorized person signs on behalf of the partnership.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.